EXHIBIT 19.1

SILTRIUM TECH CORPORATION

INSIDER TRADING POLICY

General

This Insider Trading Policy (the “Policy”) provides guidelines to directors, officers, employees, consultants, contractors, and other persons of Siltrium Tech Corporation (the “Company”) with respect to transactions in the Company’s securities.

The Company has adopted this Policy to help prevent insider trading and to assist persons subject to this Policy in complying with applicable U.S. federal securities laws. Persons subject to this Policy are individually responsible for understanding and complying with this Policy.

A. Applicability of Policy

This Policy applies to all transactions involving the Company’s securities, including the Company’s common stock traded under the symbol SLTC, whether such securities are restricted or freely tradable.

This Policy applies to all directors, officers, employees, consultants, contractors, and other persons who have access to Material Nonpublic Information concerning the Company.

This Policy also applies to:

  family members and members of a Covered Person’s household whose transactions are directed or influenced by such person; and
  corporations, partnerships, trusts, or other entities controlled or influenced by such person.

For purposes of this Policy, transactions include purchases, sales, gifts, donations, transfers, pledges, and other transactions involving Company securities.

B. Material Nonpublic Information

“Material Nonpublic Information” means information concerning the Company that:

  has not been broadly disclosed to the public; and
  a reasonable investor would consider important in deciding whether to buy, hold, or sell the Company’s securities, or that could reasonably be expected to affect the market price of the Company’s securities.

Examples of information that may be material include:

  financial results or significant changes in financial condition;
  financial projections or significant changes in expected results;
  significant financing transactions or changes in capital structure;
  significant contracts, customers, suppliers, or business relationships;
  significant changes in the Company’s business or operations;
  significant changes in senior management or the Board of Directors;
  significant litigation, regulatory matters, or government investigations;
  significant cybersecurity incidents;
  significant changes involving the Company’s securities;
  proposed mergers, acquisitions, or dispositions of significant assets;
  significant changes in products, services, or technology;
  significant new business relationships or strategic arrangements; and
  other significant developments that a reasonable investor would consider important.

Information is generally considered nonpublic until it has been broadly disseminated through appropriate public channels, such as SEC filings, press releases, or other widely available public announcements.

If there is uncertainty as to whether information is material or nonpublic, the information should be treated as Material Nonpublic Information until appropriately reviewed.

C. General Policy

It is the policy of the Company to prohibit:

  trading in the Company’s securities while in possession of Material Nonpublic Information;
  disclosing Material Nonpublic Information to another person who may trade on the basis of such information;
  recommending or encouraging transactions in the Company’s securities while in possession of Material Nonpublic Information; and
  unauthorized disclosure of confidential nonpublic information concerning the Company.

D. Trading on Material Nonpublic Information

No director, officer, employee, consultant, contractor, or other person subject to this Policy, and no family member or controlled entity covered by this Policy, may purchase, sell, or otherwise transact in Company securities while possessing Material Nonpublic Information concerning the Company.

This prohibition applies regardless of the size of the transaction or the personal reason for the transaction.

A person who possesses Material Nonpublic Information must wait until such information has been publicly disclosed and has had sufficient time to be broadly disseminated before engaging in a transaction involving Company securities.

E. Tipping and Confidentiality

No person subject to this Policy may disclose or pass Material Nonpublic Information to another person, including a family member, friend, business associate, or other person, if such information could be used to trade in Company securities.

No person subject to this Policy may make recommendations or express opinions regarding transactions in Company securities while possessing Material Nonpublic Information.

Nonpublic information relating to the Company must be kept confidential and may be disclosed only to persons who have a legitimate need to know such information for Company-related purposes.

F. Information Regarding Other Public Companies

This Policy also applies to Material Nonpublic Information concerning other publicly traded companies, including customers, suppliers, business partners, or potential transaction counterparties, when such information is obtained through a person's relationship with the Company.

A person subject to this Policy may not use such information to trade in the securities of another publicly traded company or disclose such information to another person for the purpose of trading.

G. Prohibited Transactions

The following transactions involving Company securities are prohibited:

  Short Sales. Short sales of Company securities.
  Options and Derivatives. Transactions involving puts, calls, options, or other derivative securities based on Company securities, except as otherwise permitted by applicable law and specifically authorized by the Company.
  Hedging. Hedging or monetization transactions involving Company securities.
  Pledging. Pledging Company securities as collateral for a loan if the arrangement could result in a forced sale while the person is subject to trading restrictions under this Policy.

These restrictions are intended to reduce the risk of transactions that could create an appearance of improper trading or could result in a transaction occurring while a person possesses Material Nonpublic Information.

H. Rule 10b5-1 Trading Plans

A person subject to this Policy may establish a written trading plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934.

Any such plan must be established and operated in compliance with applicable law and Rule 10b5-1.

Establishing a Rule 10b5-1 trading plan does not permit a person to use or disclose Material Nonpublic Information.

I. Public Communications and Social Media

Only persons authorized by the Company may make public statements concerning the Company or its business, financial condition, operations, or prospects.

Persons subject to this Policy must not disclose Material Nonpublic Information through social media, internet message boards, chat rooms, discussion groups, or other public forums.

Any person who becomes aware of an unauthorized disclosure of Material Nonpublic Information should promptly notify the Company.

J. Post-Termination Transactions

If a person ceases to be a director, officer, employee, consultant, contractor, or other person subject to this Policy, the restrictions concerning insider trading continue to apply for so long as the person possesses Material Nonpublic Information obtained through the person's relationship with the Company.

Nothing in this Policy limits any continuing obligations imposed by applicable securities laws.

K. Compliance and Administration

Each person subject to this Policy is individually responsible for complying with this Policy and applicable securities laws.

The Board of Directors may designate a person to administer this Policy and may establish additional procedures or restrictions when appropriate.

Questions concerning this Policy or a proposed transaction should be raised before the transaction occurs.

L. Violations and Disciplinary Action

A violation of this Policy may result in disciplinary action by the Company, up to and including termination of employment or other service relationship.

Violations of applicable securities laws may also result in civil or criminal penalties.

Any person who knows of or suspects a violation of this Policy should promptly report the matter to the Company or to a person designated by the Board of Directors to administer this Policy.

M. Amendments and Waivers

The Company may amend or modify this Policy from time to time.

Any waiver of this Policy must be approved by the Board of Directors or by a person authorized by the Board of Directors.

EXHIBIT A

INSIDER TRADING POLICY CERTIFICATION

I certify that:

  I have received, read, and understand the Insider Trading Policy of Siltrium Tech Corporation (the “Policy”);
  I agree to comply with the Policy for as long as I am subject to the Policy; and
  I understand that a violation of the Policy may result in disciplinary action by the Company and may also result in civil or criminal penalties under applicable law.

Signature: ______________________________

Print Name: _____________________________

Date: __________________________________